UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2017

RAMACO RESOURCES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38003	38-4018838
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 West Main Street, Suite

1800

Lexington, Kentucky 40507

(Address of principal executive offices)

(Zip Code)

Registrant’s Telephone Number, including area code: (859) 244-7455

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements or Certain Officers.

Appointment of Director

(d) Effective June 28, 2017, the holders of more than 50% in voting power of the outstanding shares of capital stock of Ramaco Resources, Inc. (the “Company”) adopted a resolution increasing the size of the Board of Directors of the Company (the “Board”) by one member, to a total of nine members. Concurrently with the increase in the size of the Board, the Board appointed Bruce E. Cryder to serve as a member of the Board with a term expiring at the Company’s next annual meeting of stockholders or until his earlier death, resignation, disqualification or removal. The Board has affirmatively determined that Mr. Cryder is an independent director in accordance with the standards for independence set forth in the NASDAQ Stock Market Rules.

Mr. Cryder, age 71, is a senior partner at Bingham Greenebaum Doll LLP, where he has practiced law since 1988. During his tenure at Bingham Greenebaum Doll LLP he developed a practice serving primarily the coal industry. For seven years prior to joining Bingham Greenebaum Doll LLP, Mr. Cryder was in-house counsel with a company originally known as Utah International (subsequently acquired by General Electric and then BHP Billiton), a privately-owned mining company with interests and operations in many commodities around the world. Prior to taking the position with Utah International, Mr. Cryder served as an assistant attorney general of Ohio for five years, with responsibilities in the environmental and natural resources regulatory programs, and then worked as a Field Solicitor for the U.S. Department of the Interior for three years. Mr. Cryder received a B.A. from Ohio University and a J.D. from Ohio State University. He is admitted to practice in Ohio, Kentucky, and the United States Supreme Court.

There are no arrangements or understandings between Mr. Cryder and any other person pursuant to which he was selected as a director. Mr. Cryder does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to be a director or executive officer. There are no transactions in which Mr. Cryder has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with his service as an independent director, Mr. Cryder will receive independent director compensation commensurate with the Company’s other independent directors, including, for 2017, (i) an annual retainer of $100,000, (ii) a cash bonus of up to $15,000, which shall be payable in the sole discretion of the Board at year-end, and (iii) an equity award granted June 28, 2017 valued at $50,000 in the form of 8,591 shares of restricted stock under the Company’s Long-Term Incentive Plan. The restricted stock will vest in full on December 31, 2017. The foregoing description of the restricted stock award is not complete and is qualified in its entirety by reference to the full text of the form of Restricted Stock Award Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

In connection with Mr. Cryder’s appointment to serve on the Board, the Company has entered into an indemnification agreement (the “Indemnification Agreement”) with Mr. Cryder that requires the Company to indemnify Mr. Cryder to the fullest extent permitted under Delaware law against liability that may arise by reason of his service to the Company, and to advance certain expenses incurred as a result of any proceeding against him as to which he could be indemnified. The foregoing description of the Indemnification Agreement is not complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Restricted Stock Awards

(e) On June 28, 2017, the Compensation Committee of the Board granted equity awards in the form of shares of restricted stock under the Company’s Long-Term Incentive Plan to its principal executive officer, principal financial officer and named executive officers. Each of Randall Atkins and Michael Bauersachs received a grant valued at $800,000 in the form of 137,457 shares of restricted stock, Mark Clemens received a grant valued at $450,000 in the form of 77,320 shares of restricted stock and Marc Solochek received a grant valued at $200,000 in the form of 34,364 shares of restricted stock. The restricted stock granted to these named executive officers will vest in full on December 31, 2019. The foregoing description of the restricted stock award is not complete and is qualified in its entirety by reference to the full text of the form of Restricted Stock Award Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Restricted Stock Award Agreement

10.2	Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMACO RESOURCES, INC.

By:	/s/ Randall W. Atkins
Name:	Randall W. Atkins
Title:	Executive Chairman

Date: July 5, 2017

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Restricted Stock Award Agreement

10.2	Indemnification Agreement